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EXHIBIT 23.3

CONSENT OF FORREST A. GARB & ASSOCIATES, INC.,
INDEPENDENT PETROLEUM ENGINEERS

        As independent petroleum engineers, we hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-132595 and 333-143304) and on Form S-3 (Nos. 333-138003; 333-126167; 333-129979; 333-147757 and 333-148053) of Cano Petroleum, Inc. of our estimates of reserves as of June 30, 2007 and June 30, 2006 included in this Annual Report on Form 10-K.

/s/ FOREST A. GARB & ASSOCIATES, INC.
FORREST A. GARB & ASSOCIATES, INC.

Dallas, Texas

September 10, 2008

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  EXHIBIT 23.3
CONSENT OF FORREST A. GARB & ASSOCIATES, INC., INDEPENDENT PETROLEUM ENGINEERS